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                                                                  Exhibit 23.1


                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Long-Term Incentive and Stock Option Plan of Image Sensing Systems, Inc., of our report dated February 15, 1996 with respect to the financial statements of Image Sensing Systems, Inc. for the year ended December 31, 1995, incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 30, 1996